Exhibit 99.1

Contacts: Julie S. Ryland 205.326.8421

ENERGEN PRODUCTION TOPS 103 MBOEPD, EXCEEDS GUIDANCE MIDPOINT BY 4%

Per-unit LOE and SG&A Expenses Continue to Improve

Delaware Basin Wolfcamp Wells Highlight Gen 3-Driven Outperformance

BIRMINGHAM, Alabama – Energen Corporation (NYSE: EGN) (“Energen” or the “company”) today announced financial and operating results for the three months ended September 30, 2018.

HIGHLIGHTS:

•	3Q18 production of 103.1 mboepd beat guidance midpoint by 4% and increased ≈6 % from 2Q18

•	Oil production in 3Q18 of 60.5 mbopd surpassed guidance midpoint by 2.5% and grew 6.7% from 2Q18

•	3Q18 per-unit LOE of $5.80 improved more than 13% over the guidance midpoint

•	3Q18 per-unit net SG&A expense (adjusted) of $2.26 beat the guidance midpoint by ≈10%

•	3Q18 adjusted EBITDAX totaled $268.2 million, exceeding internal expectations by ≈9% and 2Q18 by ≈10%

•	Bolt-on acquisitions in 3Q18 added ≈1,700 net acres for $37.8 million

•	14 new long-lateral length, Gen 3 Wolfcamp wells in Delaware Basin delivered average peak 24-hour IP rates of ≈300 boepd/1,000’ (65% oil)

Comments from the CEO

“Last quarter we raised our production guidance midpoint for the third quarter by 6.5%. Not only did we meet that new target, we surpassed it by 4%,” said James McManus, Energen’s chairman and chief executive. “Once again, wells completed with our Generation 3 frac design generated outstanding results and continue driving growth. The performance of our newest Delaware Basin wells underscores the quality of our acreage and the effectiveness of our frac design. We also are very pleased to see our operating expenses continue to decline.

“Our track record of execution, growth, and financial strength continues,” McManus said. “Through a series of transformational strategic decisions over the last decade, Energen today is a leading pure-play Permian Basin producer. We are extremely pleased to be ending on such a high note as we prepare for the pending merger with Diamondback Energy.

“I want to express my gratitude for the opportunity to have been a part of this organization for 32 years,” McManus said. “I especially want to thank our Board of Directors for their insight and guidance, our management team and employees for their untiring hard work and dedication, and our shareholders, vendors, and partners for their support. Together, we have accomplished a great deal and achieved much success.”

3Q18 Operations Update

Outstanding well performance led to 3Q18 production of 103.1 mboepd, which was 4 percent higher than the guidance midpoint of 99.0 mboepd and approximately 6 percent higher than 2Q18 production. Oil production in 3Q18 also outpaced the guidance midpoint by 2.5 percent and grew 6.7 percent from 2Q18. Energen placed on production 14 gross (13 net) wells in the Delaware Basin and 20 gross (19 net) wells in the Midland Basin.

3Q18 Production (mboepd)

Commodity	3Q18 Actual	3Q18 Guidance Midpoint	% Δ	3Q18 Actual	2Q18 Actual	% Δ
Oil	60.5	59.0	2.5	60.5	56.7	6.7
NGL	21.1	19.0	11.1	21.1	20.4	3.4
Natural Gas	21.6	21.0	2.9	21.6	20.3	6.4

Total	103.1	99.0	4.1	103.1	97.4	5.9

Note: Totals may not sum due to rounding

3Q18 Development Wells Turned to Production

Area			Avg. Completed	Avg. Peak 24-Hr IP			Avg. Peak 30-Day IP
	# Wells		Lateral Length	Boepd	Boepd/ 1,000’	% Oil	Boepd		Boepd/ 1,000’		% Oil
Delaware Basin	14	Wolfcamp A (10) Wolfcamp B (4)	9,448’	2,809	297	65%	2,485	*	262	*	57	%*
N. Midland Basin	7	Wolfcamp A (4) Wolfcamp B (3)	7,178’	1,712	238	87%	1,321		184		84%
N. Midland Basin	1	Jo Mill	10,105’	1,465	145	92%	NA		NA		NA
N. Midland Basin	4	Lower Spraberry	8,122’	1,240	153	90%	997	†	108	†	88	%†
Central Midland	2	Wolfcamp A	10,288’	1,776	173	89%	1,215	‡	118	‡	84	%‡

Note: Table excludes two Jo Mill and four Middle Spraberry wells in the Midland Basin that have insufficient production history.

*	Reflects average peak 30-day data for nine wells with sufficient production history.
†	Reflects average peak 30-day data for two wells with sufficient production history.
‡	Reflects average peak 30-day data for one well with sufficient production history.

Of the 34 gross (32 net) wells placed on production in 3Q18, approximately 80 percent were multi-zone pattern wells completed in batches at original reservoir pressure. During 3Q18 Energen utilized an average of 10.5 horizontal drilling rigs and 4.5 frac crews. The company currently is running 10 drilling rigs and 4 frac crews.

3Q18 Financial Results

For the 3 months ended September 30, 2018, Energen reported a GAAP net loss from all operations of $(26.6) million, or $(0.27) per diluted share. Adjusting for non-cash items, including a $(112.4) million loss on mark-to-market derivatives and $(6.9) million in merger-related costs, Energen had adjusted income in 3Q18 of $93.5 million, or $0.96 per diluted share. This compares with adjusted income in 3Q17 of $19.2 million, or $0.20 per diluted share. [See “Non-GAAP Financial Measures” beginning on page 5 for more information and reconciliation.]

Energen’s adjusted 3Q18 earnings exceeded internal expectations largely due to higher production, lower lease operating expense (LOE), and increased realized commodity prices partially offset by increased, volume-driven depreciation, depletion and amortization (DD&A) expense. The company’s adjusted EBITDAX totaled $268.2 million in 3Q18, which exceeded internal expectations by approximately 9 percent and grew approximately 10 percent from 2Q18. In the same period a year ago, Energen’s adjusted EBITDAX totaled $174.0 million. [See “Non-GAAP Financial Measures” beginning on page 5 for more information and reconciliation.]

Drilling and development capital investment in 3Q18 totaled $354.1 million. Energen also invested $37.8 million in 3Q18 for approximately 1,700 net acres of primarily unproved leasehold in the Delaware Basin. Including lease renewals, FF&E, and miscellaneous items, total capital spending in 3Q18 was $396.9 million.

3Q18 Expenses

Per BOE, except where noted	3Q18
	Actual		Guidance Midpoint	% Δ
LOE (production costs, marketing & transportation)	$5.80		$6.70	(13)
Production & ad valorem taxes (% of revenues excl. hedges)	6.6		6.6	—
DD&A	$14.03		$14.20	(1)
SG&A	$2.26	*	$2.50	(10)
Exploration (includes seismic, delay rentals, etc.)	$0.03		$0.18	(83)
Effective tax rate (%)	22		23	(4)

*	Excludes $0.86 per boe for merger-related costs

3Q18 Average Realized Prices

Commodity	With Hedges	W/O Hedges
Oil (per barrel)	$56.54	$56.82
NGL (per gallon)	$0.48	$0.61
Natural Gas (per mcf)	$1.37	$1.29

Liquidity and Leverage Update

As of September 30, 2018, Energen had cash of $17.1 million, long-term debt of $528.2 million, and line of credit borrowings of $425.0 million. The company’s total debt to trailing EBITDAX is 0.9x.

Hedges

Since disclosing prior-quarter earnings in early August, Energen has continued to strengthen its 2019 financial derivatives position by adding commodity and differential hedges to help mitigate the negative impacts of price volatility on its oil and gas revenues. The company’s natural gas hedges cover both the commodity and the basis.

Hedge Position (as of 11.06.2018)	4Q18		CY19		CY20
Oil: Swaps Volume (MBbl) Price ($/Bbl)		$540 60.25		$9,000 62.58	—
Oil: Three-way Costless Collars [1] Volume (MBbl) Call Price (Avg. $/Bbl) Put Price (Avg. $/Bbl) Short Put Price (Avg. $/Bbl)	$ $ $	3,375 60.04 45.47 35.47	$ $ $	5,760 61.65 45.94 35.94	—
Midland WTI-Cushing WTI (Sweet) Differential Volume (MBbl) [2] Price ($/Bbl) [2]		($3,403 1.42)		($18,127 5.13)	($15,120 1.20)
NGL: Swaps Volume (MGal) Price ($/Gal)		$34,020 0.61		$115,920 0.65	—
Permian Natural Gas: Swaps Volume (MMcf) Price ($/Mcf) [3]		$2,700 1.98		—	—

¹

When the NYMEX price is above the call price, Energen receives the call price; when the NYMEX price is between the call price and the put price, Energen receives the NYMEX price; when the NYMEX price is between the put price and the short put price, Energen receives the put price; and when the NYMEX price is below the short put price, Energen receives the NYMEX price plus the difference between the put price and the short put price.

[2]	Included in this amount for 4Q18, and CY19 is an effective contractual differential of approximately ($1.00)/bbl on an estimated 0.25 mmbo and 1.57 mmbo of production, respectively.
[3]	The average price reflected for gas hedges represents a basin-specific net Permian price.

Proposed Acquisition of Energen by Diamondback Energy

As previously announced, on August 14, 2018, Energen and Diamondback Energy, Inc. (NASDAQ: FANG) entered into a definitive agreement under which Diamondback will acquire Energen in an all-stock transaction. Energen shareholders will receive 0.6442 shares of Diamondback common stock for each share of Energen common stock and own approximately 38% of the issued and outstanding shares of Diamondback common stock immediately following the effective time of the merger. The transaction is expected to be completed by the end of November 2018, subject to the approval of Diamondback and Energen shareholders at meetings scheduled for November 27, 2018, and other customary closing conditions.

Energen does not, in general, plan to provide or update guidance and long-term outlook information regarding results of operations during the pendency of the acquisition. Investors are cautioned not to rely on historical forward-looking statements regarding guidance and long-term outlook information, as they spoke only as of the date provided and were subject to the specific risks and uncertainties that accompanied such statements.

Energen Corporation is an oil-focused exploration and production company with operations in the Permian Basin in west Texas and New Mexico. For more information, go to www.energen.com.

FORWARD LOOKING STATEMENTS: All statements, other than statements of historical fact, appearing in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements about our expectations, beliefs, intentions or business strategies for the future, statements concerning our outlook with regard to the timing and amount of future production of oil, natural gas liquids and natural gas, price realizations, the nature and timing of capital expenditures for exploration and development, plans for funding operations and drilling program capital expenditures, the timing and success of specific projects, operating costs and other expenses, proved oil and natural gas reserves, liquidity and capital resources, outcomes and effects of litigation, claims and disputes and derivative activities. Forward-looking statements may include words such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “forecast”, “foresee”, “intend”, “may”, “plan”, “potential”, “predict”, “project”, “seek”, “will” or other words or expressions concerning matters that are not historical facts. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include the expected timing and likelihood of completion of the proposed transaction with Diamondback Energy, Inc. (“Diamondback”), including the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the possibility that stockholders of Diamondback may not approve the issuance of new shares of common stock in the proposed transaction or that shareholders of Energen may not approve the merger agreement, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Energen to retain and hire key personnel and maintain relationships with its suppliers and customers and on its operating results and business generally. Except as otherwise disclosed, the forward-looking statements do not reflect the impact of possible or pending acquisitions, investments, divestitures or restructurings. The absence of errors in input data, calculations and formulas used in estimates, assumptions and forecasts cannot be guaranteed. We base our forward-looking statements on information currently available to us, and we undertake no obligation to correct or update these statements whether as a result of new information, future events or otherwise. Additional information regarding our forward-looking statements and related risks and uncertainties that could affect future results of Energen, can be found in the Company’s periodic reports filed with the Securities and Exchange Commission and available on the Company’s website - www.energen.com.

CAUTIONARY STATEMENTS: The SEC permits oil and gas companies to disclose in SEC filings only proved, probable and possible reserves that meet the SEC’s definitions for such terms, and price and cost sensitivities for such reserves, and prohibits disclosure of resources that do not constitute such reserves. Outside of SEC filings, we use the terms “estimated ultimate recovery” or “EUR,” reserve or resource “potential,” “contingent resources” and other descriptions of volumes of non-proved reserves or resources potentially recoverable through additional drilling or recovery techniques. These estimates are inherently more speculative than estimates of proved reserves and are subject to substantially greater risk of actually being realized. We have not risked EUR estimates, potential drilling locations, and resource potential estimates. Actual locations drilled and quantities that may be ultimately recovered may differ substantially from estimates. We make no commitment to drill all of the drilling locations that have been attributed these quantities. Factors affecting ultimate recovery include the scope of our on-going drilling program, which will be directly affected by the availability of capital, drilling, and production costs, availability of drilling and completion services and equipment, drilling results, lease expirations, regulatory approvals, and geological and mechanical factors. Estimates of unproved reserves, type/decline curves, per-well EURs, and resource potential may change significantly as development of our oil and gas assets provides additional data. Additionally, initial production rates contained in this news release are subject to decline over time and should not be regarded as reflective of sustained production levels.

ADDITIONAL INFORMATION AND WHERE TO FIND IT: This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed business combination between Diamondback and Energen. In connection with the proposed transaction, Diamondback has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that includes a joint proxy statement of Diamondback and Energen that also constitutes a prospectus of Diamondback. The registration statement was declared effective on October 24, 2018. Each of Diamondback and Energen also plan to file other relevant documents with the SEC regarding the proposed transaction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. The definitive joint proxy statement/prospectus was first mailed to stockholders of Diamondback and shareholders of Energen on or about October 26, 2018. INVESTORS AND SECURITY HOLDERS OF DIAMONDBACK AND ENERGEN ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents and other documents containing important information about Diamondback and Energen, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Diamondback are available free of charge on Diamondback’s website at http://www.diamondbackenergy.com or by contacting Diamondback’s Investor Relations Department by email at IR@Diamondbackenergy.com, alawlis@diamondbackenergy.com, or by phone at 432-221-7467. Copies of the documents filed with the SEC by Energen are available free of charge on Energen’s website at http://www.energen.com or by phone at 205-326-2634.

CERTAIN INFORMATION CONCERNING PARTICIPANTS: Diamondback, Energen and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Energen is set forth in Energen’s proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on March 22, 2018. Information about the directors and executive officers of Diamondback is set forth in its proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on April 27, 2018. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC. Investors should read the joint proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from Diamondback or Energen using the sources indicated above.

Financial, operating, and support data pertaining to all reporting periods included in this release are unaudited and subject to revision.